New Age Beverages Corporation Announces Closing of Public Offering of Common Stock

DENVER, CO, FEBRUARY 17, 2017 – NEW AGE BEVERAGES CORP. (NASDAQ: NBEV),  the Colorado-based Company that markets the brands XingTea®, Aspen Pure® Rocky Mountain Water, Búcha® Live Kombucha, Marley One Drop® Coffee, and Marley Mellow Mood® Relaxation Drinks, today closed its previously announced underwritten public offering of 4,285,714 shares of its common stock at an offering price of $3.50 per common share. In addition, the underwriter exercised the over-allotment to purchase an additional 642,857 shares of common stock. Gross proceeds to New Age Beverages Corporation from this offering are approximately $17,250,000 before deducting underwriting discounts and commissions, and other estimated offering expenses payable by New Age Beverages Corporation.

Aegis Capital Corp. and Maxim Group LLC are acting as joint book-running managers for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission and became effective on February 13, 2017.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About New Age Beverages Corporation (Nasdaq: NBEV)

New Age Beverages Corporation is a Colorado-based, healthy functional beverage company originally founded in 2003 and re-created via the combination of XingTea®, Aspen Pure® Rocky Mountain Water, Búcha® Live Kombucha, and New Age Beverages in June 2016. In October 2016, the Company signed a management agreement to take over the Marley One Drop® RTD Coffee, and Marley Mellow Mood™ Relaxation Drinks brands. The Company trades under the symbol NBEV on the Nasdaq Capital Market. The Company competes in the fast growing healthy functional beverage segments including Ready to Drink (RTD) Tea, RTD Coffee, Kombucha, Energy Drinks, Relaxation Drinks and Functional Waters. The Company’s brands are sold across all 50 states within the US and in more than 10 countries internationally across all channels via direct and store door distribution systems. The company operates the websites www.newagebev.us, www.mybucha.com, www.xingtea.com, www.aspenpure.com, and www.drinkmarley.com.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, New Age Beverages undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Amato and Partners, LLC

Investor Relations Counsel

admin@amatoandpartners.com

Websites:	www.newagebev.us
www.mybucha.com
www.xingtea.com
www.aspenpure.com
www.drinkmarley.com